Exhibit 5.1

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG

BEIJING • BUENOSAIRES • SÃO PAULO • ABUDHABI • SEOUL

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS
RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR.

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

RAHUL MUKHI

NEIL R. MARKEL

HUMAYUN KHALID

CHRIS C. LEE

KENNETH S. BLAZEJEWSKI

KNOX L. MCILWAIN RESIDENT COUNSEL

LOUISE M. PARENT OF COUNSEL

Writer’s Direct Dial: +1 232 225 2556 E-Mail: pmarcogliese@cgsh.com

July 5, 2017

Voya Financial, Inc.

230 Park Avenue

New York, New York 10169

Ladies and Gentlemen:

We have acted as special counsel to Voya Financial, Inc., a Delaware corporation (the “Company”), and Voya Holdings Inc., a Connecticut corporation (the “Guarantor”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-218956), of $400,000,000 aggregate principal amount of 3.125% Senior Notes due 2024 (the “Securities”). The Securities were issued under an indenture dated as of July 13, 2012 (the “Base Indenture”) among ING U.S., Inc. (subsequently renamed Voya Financial, Inc.), Lion Connecticut Holdings Inc. (subsequently renamed Voya Holdings Inc.), and State Street Bank and Trust Company of Connecticut, National Association, as trustee (as predecessor to U.S. Bank National Association), as supplemented by the Seventh Supplemental Indenture dated as of July 5, 2017 (the “Supplemental Indenture”) among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”). The Base Indenture, as supplemented by the Supplemental Indenture, is herein called the “Indenture.” The Securities will be guaranteed on an unsecured, senior basis (the “Guarantee”) by the Guarantor. Such registration statement, insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” and the prospectus dated June 23, 2017 included in the Registration Statement, as supplemented by the prospectus supplement thereto dated June 26, 2017 filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”), but excluding the documents incorporated by reference therein, is herein called the “Prospectus.”

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Voya Financial, Inc., p. 2

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the Prospectus and the documents incorporated by reference therein;

(c)	an executed copy of the Underwriting Agreement, dated June 26, 2017, among the Company, the Guarantor and the several underwriters named in Schedule I thereto;

(d)	executed copies of the Base Indenture, including the form of Guarantee set forth in Article 12 thereof, and the Supplemental Indenture;

(e)	facsimile copies of the Securities in global form as executed by the Company and authenticated by the Trustee; and

(f)	copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Guarantor and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that: (1) the Securities are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, and (2) the Guarantee is the valid, binding and enforceable obligation of the Guarantor, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, (x) we have assumed that the Company, the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Guarantor regarding matters of the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (y) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

Voya Financial, Inc., p. 3

The waiver of defenses contained in Section 12.02 of the Base Indenture may be ineffective to the extent that the waiver of any such defense is against public policy in New York.

The foregoing opinions are limited to the law of the State of New York (excluding for such purposes any matter relating to the insurance laws or regulations of such jurisdiction).

We hereby consent to the use of our name in the Prospectus under the heading “Validity of the Securities” in the Prospectus Supplement as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated July 5, 2017. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person. or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Pamela L. Marcogliese
Pamela L. Marcogliese, a Partner